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                                                                     Exhibit 4.3

                         NOTE GUARANTY INSURANCE POLICY

OBLIGATIONS: $1,100,000,000                              POLICY NUMBER: 38997(1)
             Capital One Auto Finance Trust 2002-B
             Automobile Receivable-Backed Notes, Series 2002-B
             Class A-1 Notes, Class A-2-A Notes, Class A-2-B Notes,
             Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes and Class A-4-B Notes

         MBIA Insurance Corporation (the "Note Insurer"), in consideration of the payment of the premium and subject to the terms of this Note Guaranty Insurance Policy (this "Policy"), hereby unconditionally and irrevocably guarantees to any Class A Noteholder that an amount equal to each full and complete Insured Payment will be received from the Note Insurer by JPMorgan Chase Bank, or its successors, as Indenture Trustee for the Class A Noteholders (the "Indenture Trustee"), on behalf of the Class A Noteholders, for distribution by the Indenture Trustee to each Class A Noteholder of each Class A Noteholder's proportionate share of the Insured Payment. The Note Insurer's obligations hereunder with respect to a particular Insured Payment shall be discharged to the extent funds equal to the applicable Insured Payment are received by the Indenture Trustee, whether or not such funds are properly applied by the Indenture Trustee. Insured Payments shall be made only at the time set forth in this Policy, and no accelerated Insured Payments shall be made regardless of any acceleration of the Obligations, unless such acceleration is at the sole option of the Note Insurer.

         Notwithstanding the foregoing paragraph, this Policy does not cover shortfalls, if any, attributable to the liability of any person for withholding taxes, if any (including interest and penalties in respect of any such liability).

         The Note Insurer will pay any Insured Payment that is a Preference Amount on the Business Day following receipt on a Business Day by the Fiscal Agent (as described below) of (i) a certified copy of the order requiring the return of a preference payment, (ii) an opinion of counsel satisfactory to the
Note Insurer that such order is final and not subject to appeal, (iii) an assignment in such form as is reasonably required by the Note Insurer, irrevocably assigning to the Note Insurer all rights and claims of the Class A Noteholder relating to or arising under the Obligations against the debtor which made such preference payment or otherwise with respect to such preference payment and (iv) appropriate instruments to effect the appointment of the Note Insurer as agent for such Class A Noteholder in any legal proceeding related to such preference payment, such instruments being in a form satisfactory to the
Note Insurer, provided that if such documents are received after 12:00 noon, New York City time, on such Business Day, they will be deemed to be received on the following Business Day. Such payments shall be disbursed to the receiver or trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the Class A Noteholder and not to any Class A Noteholder directly unless such Class A Noteholder has returned principal or interest paid on the Obligations to such receiver or trustee in bankruptcy, in which case such payment shall be disbursed to such Class A Noteholder.

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         The Note Insurer will pay any Deficiency Amount payable hereunder no later than 12:00 noon, New York City time, on the later of the Payment Date on which the related Deficiency Amount is due or the second Business Day following receipt in New York, New York on a Business Day by State Street Bank and Trust Company, N.A., as Fiscal Agent for the Note Insurer or any successor fiscal agent appointed by the Note Insurer (the "Fiscal Agent") of a Notice (as described below); provided that if such Notice is received after 12:00 noon, New York City time, on such Business Day, it will be deemed to be received on the following Business Day. If any such Notice received by the Fiscal Agent is not in proper form or is otherwise insufficient for the purpose of making claim hereunder, it shall be deemed not to have been received by the Fiscal Agent for purposes of this paragraph, and the Note Insurer or the Fiscal Agent, as the case may be, shall promptly so advise the Indenture Trustee and the Indenture Trustee may submit an amended Notice.

         Insured Payments due hereunder, unless otherwise stated herein, will be disbursed by the Fiscal Agent to the Indenture Trustee on behalf of the Class A Noteholders by wire transfer of immediately available funds in the amount of the Insured Payment less, in respect of Insured Payments related to Preference Amounts, any amount held by the Indenture Trustee for the payment of such Insured Payment and legally available therefor.

         The Fiscal Agent is the agent of the Note Insurer only, and the Fiscal Agent shall in no event be liable to Class A Noteholders for any acts of the Fiscal Agent or any failure of the Note Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

         Subject to the terms of the Indenture (as described below), the Note Insurer shall be subrogated to the rights of each Class A Noteholder to receive payments under the Class A Notes to the extent of any payment by the Note Insurer under the Policy.

         As used herein, the following terms shall have the following meanings:

         "Business Day" means any day other than (a) a Saturday or a Sunday; or
(b) a day on which commercial banking or federal institutions in New York, New York, Falls Church, Virginia, Plano, Texas, or in the city in which the principal trust office of the Indenture Trustee or the principal office of the
Note Insurer, is located are authorized or obligated by law or executive order to close.

         "Class A Noteholder" means each Holder of a Class A Note (as defined in the Indenture) who, on the applicable Payment Date, is entitled under the terms of the applicable Class A Notes to payment thereunder.

         "Deficiency Amount" means, with respect to any Payment Date, the sum of
(i) the excess, if any, of (a) the Class A Note Interest over (b) the sum of amounts available for payment from the Revenue Fund and all amounts then on deposit in the Reserve Fund as of such Payment Date (after giving effect to all payments pursuant to clauses First through Third of Section 5.05(c)(ii) of the Indenture), (ii) the excess, if any, of the Principal Deficit (as defined below) over the sum

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of amounts available for payment from the Revenue Fund and (iii) the Aggregate
Outstanding Principal Balance of each Class of Class A Notes on its respective Final Scheduled Payment Date to the extent unpaid pursuant to clause (ii) above and after giving effect to all payments pursuant to clauses First through Eighth of Section 5.05(c)(ii) of the Indenture.

         "Indenture" means the Indenture dated as of September 16, 2002 between Wilmington Trust Company, as Owner Trustee and the Indenture Trustee, without regard to any amendment or supplement thereto unless such amendment or supplement has been approved in writing by the Note Insurer.

         "Insured Payment" means the sum of (i) as of any Payment Date, any Deficiency Amount and (ii) any Preference Amount.

         "Notice" means the telephonic or telegraphic notice, promptly confirmed in writing by facsimile substantially in the form of Exhibit A attached to this Policy, the original of which is subsequently delivered by registered or certified mail, from the Indenture Trustee specifying the Insured Payment which shall be due and owing on the applicable Payment Date.

         "Preference Amount" means any amount previously paid to Class A Noteholders on the Class A Notes that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the United States Bankruptcy Code (11 U.S.C.), as amended from time to time in accordance with a final nonappealable order of a court having competent jurisdiction.

         "Principal Deficit" means, with respect to any Payment Date, the excess, if any, of (i) the Aggregate Outstanding Principal Balance of the Class A Notes as of the prior Payment Date (after application of all payments on such date) over (ii) the sum of the amount of the Aggregate Receivable Balance (as of the last day of the related Collection Period), the amount on deposit in the Pre-Funding Account (as of the last day of the related Collection Period) and the amount on deposit in the Reserve Fund (after giving effect to all payments pursuant to clause First through Seventh of Section 5.05(c)(ii) of the Indenture).

         Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture as of the date of execution of this Policy, without giving effect to any subsequent amendment to or modification of the Indenture unless such amendment or modification has been approved in writing by the Note Insurer.

         Any notice hereunder or service of process on the Fiscal Agent may be made at the address listed below for the Fiscal Agent or such other address as the Note Insurer shall specify in writing to the Indenture Trustee.

         The notice address of the Fiscal Agent is 15th Floor, 61 Broadway, New York, New York 10006, Attention: Municipal Registrar and Paying Agency, or such other address as the Fiscal Agent shall specify to the Indenture Trustee in writing.

         This Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

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         No defenses, set-offs and counterclaims of any kind available to the
Note Insurer so as to deny payment of any amount due in respect of this Policy will be valid and the Note Insurer hereby waives and agrees not to assert any and all such defenses (including fraud in inducement or fact or any other circumstances that would have the effect of discharging a surety at law or in equity), set-offs and counterclaims, including, without limitation any such rights acquired by subrogation, assignment or otherwise.

         The insurance provided by this Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

         This Policy is not cancelable for any reason. The premium on this Policy is not refundable for any reason including payment, or provision being made for payment, prior to maturity of the Obligations.

         IN WITNESS WHEREOF, the Note Insurer has caused this Policy to be executed and attested this 16/th/ day of September, 2002.

                                      MBIA INSURANCE CORPORATION



                                          By  /s/ Gary C. Dunton
                                              ----------------------------------
                                              President




                                      Attest: /s/ Lisa A. Wilson
                                              ----------------------------------
                                              Assistant Secretary

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                                    EXHIBIT A

                        TO NOTE GUARANTY INSURANCE POLICY

                                NUMBER: 38997(1)

                           NOTICE UNDER NOTE GUARANTY
                        INSURANCE POLICY NUMBER: 38997(1)

State Street Bank and Trust Company, N.A., as Fiscal Agent
  for MBIA Insurance Corporation
61 Broadway, 15th Floor
New York, NY  10006
Attention:  Municipal Registrar and
               Paying Agency

MBIA Insurance Corporation
113 King Street
Armonk, NY  10504

         The undersigned, a duly authorized officer of JP Morgan Chase Bank, as indenture trustee (the "Indenture Trustee"), hereby certifies to State Street Bank and Trust Company, N.A. (the "Fiscal Agent") and MBIA Insurance Corporation (the "Note Insurer"), with reference to Note Guaranty Insurance Policy Number:
38997(1) (the "Policy") issued by the Note Insurer in respect of the $1,100,000,000 Capital One Auto Finance Trust 2002-B, Automobile Receivable-Backed Notes, Series 2002-B, Class A-1 Notes, Class A-2-A Notes, Class A-2-B Notes, Class A-3-A Notes, Class A-3-B Notes, Class A-4-A Notes and Class A-4-B Notes (the "Obligations"), that:

         (i) the Indenture Trustee is the indenture trustee under the Indenture dated as of September 16, 2002 between Wilmington Trust Company, as Owner Trustee and JPMorgan Chase Bank, as Indenture Trustee for the Class A Noteholders;

         (ii)  the  Deficiency  Amount for the Payment Date occurring on
         [           ] (the "Applicable Payment Date") is $[          ] (the
         "Deficiency Amount");

               (iii) the amount of previously distributed payments on the Obligations that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction is $ [ ] (the "Preference Amount");

               (iv) the total Insured Payment due is $ [ ], which amount equals the sum of the Deficiency Amount and the Preference Amount;

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               (v)   the Indenture Trustee is making a claim under and pursuant to the terms of the Policy for the dollar amount of the Insured Payment set forth in (ii) above to be applied to the payment of the Deficiency Amount on the Obligations for the Applicable Payment Date in accordance with the Indenture and for the dollar amount of the Insured Payment set forth in (iii) above to be applied to the payment of any Preference Amount; and

         (vi) the Indenture Trustee directs that payment of the Insured Payment be made to the following account by bank wire transfer of federal or other immediately available funds in accordance with the terms of the
         Policy: [INDENTURE TRUSTEE'S ACCOUNT].

         Any capitalized term used above in this Notice and not otherwise defined herein shall have the meaning assigned thereto in the Policy.

         Any Person Who Knowingly And With Intent To Defraud Any Insurance Company Or Other Person Files An Application For Insurance Or Statement Of Claim Containing Any Materially False Information, Or Conceals For The Purpose Of Misleading, Information Concerning Any Fact Material Thereto, Commits A Fraudulent Insurance Act, Which Is A Crime, And Shall Also Be Subject To A Civil Penalty Not To Exceed Five Thousand Dollars And The Stated Value Of The Claim For Each Such Violation.

         IN WITNESS WHEREOF, the Indenture Trustee has executed and delivered this Notice under the Policy as of the [ ] day of [ ].

                                       JPMorgan Chase Bank, as Indenture Trustee


                                       By_______________________________________
                                       Title____________________________________

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